SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2002

Artesyn Technologies, Inc.
(Exact name of registrant as specified in its charter)

Florida	0-4466	59-1205269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7900 Glades Rd., Suite 500, Boca Raton, Florida	33434-4105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (561) 451-1000

Item 5.    Other Events.

Artesyn Technologies, Inc. today announced a series of global cost reduction initiatives. These included the closure of our manufacturing facility in Ireland and additional restructuring actions worldwide. The release also included information on additional inventory reserves and changes to our revolving debt facility.

The Sixth Amendment to the Credit Agreement and the press release issued are attached as Exhibits 10.1 and 99, respectively. Both are incorporated herein by reference.

Item 7.    Financial Statements and Exhibits

(a) Financial statements of business acquired.

Not applicable

(b) Pro Forma Financial Information.

Not applicable

(c) Exhibits.

Exhibit No.	Description

10.1
Sixth Amendment to Credit Agreement, dated as of December 19, 2002, entered into by and among ARTESYN TECHNOLOGIES, INC., a Florida corporation, as a borrower, ARTESYN CAYMAN LP, a Cayman Islands exempted limited partnership, ARTESYN NORTH AMERICA, INC., a Delaware corporation, and ARTESYN TECHNOLOGIES COMMUNICATION PRODUCTS, INC., a Wisconsin corporation as Subsidiary Borrowers, the financial institutions party to the Credit Agreement, as Lenders and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

99	Press release issued by Artesyn Technologies, Inc., dated December 19, 2002

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Artesyn Technologies, Inc.
(Registrant)

Dated: December 23, 2002

	By:	/s/ Richard J. Thompson
Richard J. Thompson Vice President-Finance and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1
Sixth Amendment to Credit Agreement, dated as of December 19, 2002, entered into by and among ARTESYN TECHNOLOGIES, INC., a Florida corporation, as a borrower, ARTESYN CAYMAN LP, a Cayman Islands exempted limited partnership, ARTESYN NORTH AMERICA, INC., a Delaware corporation, and ARTESYN TECHNOLOGIES COMMUNICATION PRODUCTS, INC., a Wisconsin corporation as Subsidiary Borrowers, the financial institutions party to the Credit Agreement, as Lenders and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

99	Press release issued by Artesyn Technologies on December 19, 2002.

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